UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Tesla, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On May 9, 2024, Elon Musk posted the following on X. Included herein are stills and a transcript of the video in the post.

Stills of video in post:

Poll.png

Alexandra Merz

AleXandra Merz @TeslaBoomerMama · 14h

🌋

If you were a shareholder on April 15, have you already voted your proxy votes?

If not, please put in comment if you are still missing information from your bank or broker, and I'll try to send you latest updates.

Please repost for maximum participation.
#VotedTesla24

Yes, voted	73.5%
No, not voted yet	20.2%
lemme see/not shareholder	6.3%

3,533 votes · 9 hours left

218 · 138 · 251 · 26K

Suivant

146 %

0:16 / 5:12

#VotedTesla24.png
#VotedTesla24
Alexandra Merz
85 %
1:01 / 5:12

Search.png
put in X search
#VotedTesla24 “xyz”
#VotedTesla24 "Fidelity"
Search for "#VotedTesla24 "Fidelity""
85 %
Alexandra Merz
1:28 / 5:12

control numbers.png
• contact your broker
• ask for the control number for each account
• then go to www.proxyvote.com and use control numbers to enter
#VotedTesla24
Alexandra Merz
Suivant
85 %
2:21 / 5:12

fund managers.jpg
A DEAL IS A DEAL
TESLA
WRITE TO
YOUR FUND MANAGERS
ABOUT TESLA'S PROXY
VOTES!
#VotedTesla24
85 %
Alexandra Merz
3:25 / 5:12

Transcript of video in post:

Alexandra Merz @TeslaBoomerMama: Hi, good morning, just want to give you all an update where we are on the voting effort.

So last night, I published a poll, let me share it. There it is. If you are a shareholder on April 15, have you already voted? And so setting aside the 6%, who didn't participate, about three quarters of you have voted, but a quarter has not yet voted yet. So I do know, obviously, that it is difficult, especially in Europe, there seems to be quite a few banks in Scandinavia, in Denmark, in the UK, in Switzerland, and in other European countries that make it difficult, and they won't have a path to be able to vote. So we're still trying to find solution for all those that, you know, are trying to do that.

And so, I can’t guarantee we'll find those solutions, but we're still working on it. And the good thing is we're sharing all this. So what does that mean, we're sharing all that? So set up a while ago, a hashtag called VotedTesla24. So if you put into the search engine VotedTesla24, or click on that, you will actually see all the people that have already voted or have good information that can be used to vote. But it goes further than that, you can actually search with that hashtag. And that is something that people does don't seem to be able to understand yet, or haven't used yet. So when you put into your X search -- on the desktop, it's on the top right and on the mobile, it's a specific function -- if you put hashtag VotedTesla24 and your broker's name, so here, in this example, Fidelity, you will find the feed of all those that have commented of how they found solutions for voting with Fidelity. Some have their screenshots, please don't publish any control numbers, but just this hashtag combination will give you a quick search on your broker name and-and good advice on how other people managed to vote.

The next thing you can do, if this doesn't still solve your issues, is contact your broker. So, what does that mean? Let me just share this, just a second. So, contact your broker: ask for the control number for each account. Well tell them first of course that you want to do the proxy votes for Tesla's annual shareholder meeting, and they will then be able to find your control numbers. These control numbers are highly confidential, don't share them with anybody, and you should have a control number for each account. So, make sure that if they send it to you by email that you have as many control numbers as you have accounts, then once you have those control numbers, go to proxyvote.com, careful not .org, not-not an s at the end, those are all spams, proxy vote.com, and use each control number to enter it. And then please go back to X and with the hashtag VotedTesla24, keep us updated that that worked, because that will then help other people. But that is the most efficient way to actually get your voting material. If you wait for it to be coming in the mail or for them to send emails that could go to the spam, that usually doesn't vote.

Now for all those that have voted, I would like still to ask you for more. And I mean, anybody can do that, so don't, don't be shy about that. So, most of you have some form of index funds or have pension funds with the big fund managers, and are not aware that the way they vote actually get published, it gets published on the SEC website. And so if you go to my pinned, if you go to my pinned post on X, I have a thread of four, of four posts where I explain how to make it very easy to write to your fund manager and let them know that we're watching, we know what they're doing, they shouldn't just feel comfortable in being able to vote, we will trace and see what they've voted, and also give them good reasons why they should vote with the recommendations of the board. So, I've prepared a standard letter, you can use that or you can of course alter it. I've given you their email addresses, including the management email addresses. And there's also a list of all the ETFs that currently hold some Tesla shares if you're interested in that. So, those who have voted, those have not voted can, in any case, still do this part to write to your fund managers and make sure we are watching how they're gonna vote in their proxies. So, thank you very much. Looking forward to all these results.

I hope we can beat the usual retail investor stake that is about we're about 47.5% of the votes this year – 52.5% are institutional. Some of the big institutions have already expressed that they will vote on the critical issues with the-the board. But in old times, only 29% of the retail votes came through. Just because it is difficult -- people didn't know how to vote. So, we're really hoping to improve that number this year. It's important -- a deal is a deal, I'm counting on you. Thanks a lot, take care.

Additional Information and Where to Find It

Tesla, Inc. (“Tesla”) has filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement on Schedule 14A with respect to its solicitation of proxies for Tesla’s 2024 annual meeting (the “Definitive Proxy Statement”). The Definitive Proxy Statement contains important information about the matters to be voted on at the 2024 annual meeting. STOCKHOLDERS OF TESLA ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT TESLA HAS FILED OR WILL FILE WITH THE SEC BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT TESLA AND THE MATTERS TO BE VOTED ON AT THE 2024 ANNUAL MEETING. Stockholders are able to obtain free copies of these documents and other documents filed with the SEC by Tesla through the website maintained by the SEC at www.sec.gov. In addition, stockholders are able to obtain free copies of these documents from Tesla by contacting Tesla’s Investor Relations by e-mail at ir@tesla.com, or by going to Tesla’s Investor Relations page on its website at ir.tesla.com.

Participants in the Solicitation

The directors and executive officers of Tesla may be deemed to be participants in the solicitation of proxies from the stockholders of Tesla in connection with 2024 annual meeting. Information regarding the interests of participants in the solicitation of proxies in respect of the 2024 annual meeting is included in the Definitive Proxy Statement.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 reflecting Tesla’s current expectations that involve risks and uncertainties. These forward-looking statements include, but are not limited to, statements concerning its goals, commitments, strategies and mission, its plans and expectations regarding the proposed redomestication of Tesla from Delaware to Texas (the “Texas Redomestication”) and the ratification of Tesla’s 2018 CEO pay package (the “Ratification”), expectations regarding the future of litigation in Texas, including the expectations and timing related to the Texas business court, expectations regarding the continued CEO innovation and incentivization under the Ratification, potential benefits, implications, risks or costs or tax effects, costs savings or other related implications associated with the Texas Redomestication or the Ratification, expectations about stockholder intentions, views and reactions, the avoidance of uncertainty regarding CEO compensation through the Ratification, the ability to avoid future judicial or other criticism through the Ratification, its future financial position, expected cost or charge reductions, its executive compensation program, expectations regarding demand and acceptance for its technologies, growth opportunities and trends in the markets in which we operate, prospects and plans and objectives of management. The words “anticipates,” “believes,” “continues,” “could,” “design,” “drive,” “estimates,” “expects,” “future,” “goals,” “intends,” “likely,” “may,” “plans,” “potential,” “seek,” “sets,” “shall,” “spearheads,” “spurring,” “should,” “will,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Tesla may not actually achieve the plans, intentions or expectations disclosed in its forward-looking statements and you should not place undue reliance on Tesla’s forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that we make. These forward-looking statements involve risks and uncertainties that could cause Tesla’s actual results to differ materially from those in the forward-looking statements, including, without limitation, risks related to the Texas Redomestication and the Ratification and the risks set forth in Part I, Item 1A, “Risk Factors” of the Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and that are otherwise described or updated from time to time in Tesla’s other filings with the SEC. The discussion of such risks is not an indication that any such risks have occurred at the time of this filing. Tesla disclaims any obligation to update any forward-looking statement contained in this document.